UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2021

DATA STORAGE CORPORATION

(Exact name of registrant as specified in its charter)

 (Former Name of Registrant)

Nevada	00135384	98-0530147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

48 South Service Road

Melville, New York 11747

(Address of principal executive offices) (zip code)

212-564-4922

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Warrants to purchase shares of Common Stock, par value $0.001 per shares	DTST DTSTW	The Nasdaq Capital Market The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

On May 31, 2021, Data Storage Corporation (the “Company”) completed the merger (the “Merger”) contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”) with Data Storage FL, LLC, a Florida limited liability company and the Company’s wholly-owned subsidiary (the “Merger Sub”), Flagship Solutions, LLC (“Flagship”), a Florida limited liability company, and the owners (collectively, the “Equityholders”) of all of the issued and outstanding limited liability company membership interests in Flagship (collectively, the “Equity Interests”), pursuant to which the Company acquired Flagship through the merger of Merger Sub with and into Flagship (the “Closing”), with Flagship being the surviving company in the Merger and becoming as a result the Company’s wholly-owned subsidiary.

Flagship is a provider of IBM solutions, managed services and cloud solutions worldwide. The Company expects that Flagship’s business will be synergistic with the Company’s existing IBM business and anticipates meaningful operation efficiency through the integration of the two organizations. The Company also believes the Merger will also provide the combined entities a comprehensive one-stop provider to cross-sell solutions across each organization’s respective enterprise, as well as middle-market customers. Key offerings for the combined companies is expected to include a wide array of multicloud information technology solutions in highly secure, reliable enterprise level cloud services for companies using IBM Power systems, Microsoft Windows and Linux, including: Infrastructure as a Service (IaaS), Disaster Recovery of digital information (DRaaS), Cyber Security as a Service (CSaaS), and Data Analytics as a Service.

Material Terms of the Acquisition

Pursuant to the Merger, all of the Equity Interests that were issued and outstanding on May 31, 2021 immediately prior to the effectiveness of the filing of the Articles of Merger by Flagship and Merger Sub with the Secretary of State of the State of Florida, were converted into the right to receive an aggregate amount equal to up to $10,500,000, consisting of $5,439,315.82, paid in cash, and up to $4,950,000, payable in shares of the Company’s common stock, subject to reduction by the amount by which the valuation of Flagship (the “Flagship Valuation”), as calculated based on Flagship’s unaudited pro forma 2018 financial statements and audited 2019 and 2020 financial statements (the “2020 Audit”), is less than $10,500,000. Within fifteen (15) days after completion of the audit of Flagship’s financial statements for its 2019, 2020 and 2021 fiscal years (the “2021 Audit”), we will pay the Equityholders up to $4,950,000, payable in shares of the Company’s common stock, the number of shares to be based on the amount by which the Flagship Valuation, as calculated based on the 2021 Audit, exceeds $5,550,000, subject to a cap of $4,950,000. The cash merger consideration paid by us to the Equityholders at Closing reflects adjustments made, on a dollar-for-dollar basis, for certain excluded liabilities assumed by us at Closing and for the amount by which Flagship’s estimated net working capital at Closing was more than the target working capital amount specified in the Merger Agreement.

The parties have agreed to indemnify each other for any losses that may be incurred by them as a result of their breach of any of their representations, warranties and covenants contained in the Merger Agreement. The Company’s indemnification obligations are capped at 20% of the merger consideration paid to the Equityholders for any breach of the Company’s representations and warranties contained in the Merger Agreement, other than the representations and warranties set forth under Section 4.1 (Existence; Good Standing; Authority; Enforceability), Section 4.2 (No Conflict) and Section 4.4 (Brokers) (herein, “Fundamental Representations”). The Company’s indemnification obligations in respect of any breach by us of the Fundamental Representations or in the event of the Company’s willful or intentional breach of the Merger Agreement (or acts of fraud), are not capped.

Concurrently with the Closing, Flagship and Mark Wyllie, Flagship’s Chief Executive Officer, entered into an Employment Agreement (the “Wyllie Employment Agreement”), effective as of the Closing, pursuant to which Mr. Wyllie will continue to serve as Chief Executive Officer of Flagship following the Closing on the terms and conditions set forth therein. Flagship’s obligations under the Wyllie Employment Agreement will also be guaranteed by us. The Wyllie Employment Agreement provides for: (i) an annual base salary of $170,000; (ii) management bonuses comprised of twenty-five percent (25%) of Flagship’s net income available in free cash flow as determined in accordance with GAAP for per Unit each calendar quarter during the term; (iii) an agreement to issue him stock options of the Company, subject to approval by the Company’s board of directors (the “Board”), commensurate with his position and performance and reflective of the executive compensation plans that the Company has in place with its other subsidiaries of similar size to Flagship; (iv) life insurance benefits in the amount of $400,000; and (v) four weeks paid vacation. In the event Mr. Wyllie’s employment is terminated by him for good reason (as defined in the Wyllie Employment Agreement) or by Flagship without cause, he will be entitled to receive his annual base salary through the expiration of the initial three-year employment term and an amount equal to his last annual bonus paid, payable quarterly. Pursuant to the Wyllie Employment Agreement, we have agreed to elect Mr. Wyllie to the Board and the board of directors of Flagship to serve so long as he continues to be employed by us. The Wyllie Employment Agreement contains customary non-competition provisions that apply during its term and for a period of two years after the term expires.

The foregoing descriptions of the Merger Agreement and Wyllie Employment Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to the provisions of the Merger Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2021 and is incorporated herein by reference, and the provisions of the Wyllie Employment Agreement, which is filed as Exhibit 10.2 to this Report and is incorporated herein by reference.

The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Merger Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company, Flagship or either of their businesses, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to Section 4(c) of the Certificate of Designations, Preferences and Rights of the Company’s Series A Preferred Stock, all 1,401,786 outstanding shares of the Company’s Series A Preferred Stock (the “Preferred Shares”) were automatically converted into 43,806 shares of the Company’s common stock in connection with, and as a result of, the Merger. The Company issued the shares of common stock to the holder of the Preferred Shares, in reliance on the exemption from registration provided for under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. These shares of common stock may not be sold by the holders thereof without registration or an available exemption from registration.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2021, the Board increased the number of directors constituting the Board to nine and appointed Mark Wyllie to serve as a member of the Board effective immediately to fill the resulting vacancy.

There are no family relationships between Mr. Wyllie and any of the Company’s directors or executive officers and other than as described above, nor does Mr. Wyllie have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than as described above, there were no arrangements or understandings by which Mr. Wyllie was named as a member of the Board.

Mr. Wyllie brings more than 30 years of senior management and sales experience to Flagship. In his current capacity as CEO of Flagship, he is responsible for the day-to-day management of Flagship and implementation of the strategic and tactical direction of Flagship, as well as the integration of services capabilities into responsive customer solutions.

Mr. Wyllie began his career with seven years at GAF Corporation, progressing from Sales Representative to District Manager. Included in his extensive background are key management roles with some of the nation’s most recognized computer and data management firms. At Burroughs, he served as Senior Account Manager; and at NCR his 12-year tenure covered roles as District Manager, Manager of Education and Training, Director, National Accounts, Pricing Manager, and Sales Manager. Mr. Wyllie was also Vice-President of Sales for a division of the Mail-Well Corporation. Mr. Wyllie then moved to Champion Solutions Group for 7 years as Vice President of Sales progressing to General Manager of Champion’s Services Division from April 1998 to June 2003. Mr. Wyllie held the position of Senior Director at Mainline Information Systems from June 2003 to July 2007 where he had responsibility for Mainline’s Services companies, including IBM Global Services, Disaster Recovery and Professional Services. Just prior to forming Flagship in December 2008, Mr. Wyllie was COO for Compuquip Technologies, one of South Florida’s largest systems integrators.

Mr. Wyllie serves on the board of directors of the South Florida Technology Alliance, a regional 501(c)(3) nonprofit focused on driving awareness of South Florida as a technology hub. In 2014, Flagship was awarded with IBM’s highest honor for a Business Partner, A Beacon Award for Outstanding Community Impact. This was the first time in IBM’s history a Business Partner was recognized for their community involvement.

In addition to his business responsibilities, Mr. Wyllie serves on the IBM Global Business Partner Advisory Council, IBM MSP Advisory Council and IBM Cloud Advisory Council.

Mr. Wyllie has a BA in Management and holds IBM Certifications as an IBM Cloud Builder, Systems Expert x series, Smarter Cities Technical and Sales certifications, IBM Disaster Recovery Top Gun, Blade and Storage Certifications. In addition, Mr. Wyllie holds a TOGAF certification.

Item 8.01. Other Events.

On June 3, 2021, the Company issued the press release attached hereto as Exhibit 99.1 announcing the closing of the transactions contemplated by the Merger Agreement and appointment of Mr. Wyllie to the Board.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

(b)	The financial statements required by Item 9.01(a) of Form 8-K will be filed with the Securities and Exchange Commission within the requisite filing period.

Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed within the requisite filing period.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Agreement and Plan of Merger by and between Data Storage Corporation, Data Storage FL, LLC, Flagship Solutions, LLC, and the owners of Equity Interests (as defined therein) dated February 4, 2021 (incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2021 (File No. 001-35384)
10.2	Employment Agreement with Mark Wyllie
99.1	Press Release, dated June 3, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2021	DATA STORAGE CORPORATION

	By:	/s/ Charles M. Piluso
	Name:	Charles M. Piluso
	Title:	Chief Executive Officer